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                           UNANIMOUS WRITTEN CONSENT
           IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS OF
                             GLOBAL E TUTOR, INC.,
                            a Delaware corporation

                                 June 7, 2000

     Pursuant to Section 141(f) of the General Corporation Law of Delaware and the Bylaws of GLOBAL E TUTOR, INC., a Delaware corporation (the "Company"), the undersigned being all of the members of the Board of Directors of the Company, by their signatures below, hereby consent to and authorize the following actions in lieu of a meeting of the Board of Directors of the Company:

     Appointment of Thomas E. McMurrain to be Vice Chairman and Founder
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     WHEREAS, the Board of Directors of the Company has considered the experience, leadership and talents of various individuals and potential candidates for the position of Vice Chairman, and the contributions, experience, leadership and talents of Thomas E. McMurrain with regard to the title of Founder, and has determined that Thomas E. McMurrain should be elected and appointed to serve as Vice Chairman and that he should be awarded the title of Founder;

     NOW THEREFORE BE IT RESOLVED THAT Thomas E. McMurrain be appointed Vice Chairman of the Company until such time as he resigns or his replacement is appointed by the Board of Directors of the Company and that he should be awarded the title of Founder.

     Appointment of Jerry L. Barton to be Chief Executive Officer and President
     --------------------------------------------------------------------------

     WHEREAS, the Board of Directors of the Company has considered the experience, leadership and talents of various individuals and potential candidates for the position of President and Chief Executive Officer of the Company, and determined that Jerry L. Barton should be elected and appointed to serve as President and Chief Executive Officer;

     NOW THEREFORE BE IT RESOLVED THAT Jerry L. Barton be appointed President and Chief Executive Officer of the Company until such time as he resigns or his replacement is appointed by the Board of Directors of the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent to be effective as of the date first written above.









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                                        /s/ Jerry L. Barton
                                        -----------------------------
                                        Jerry L. Barton,
                                        Director


                                        /s/ James W. Lewis
                                        -----------------------------
                                        James W. Lewis,
                                        Director


                                        /s/ Thomas E. McMurrain
                                        -----------------------------
                                        Thomas E. McMurrain,
                                        Director


                                        /s/ Clacs Nobel
                                        -----------------------------
                                        Clacs Nobel,
                                        Chairman


                                        /s/ Vincent A. Riggio
                                        -----------------------------
                                        Vincent A. Riggio,
                                        Director